EXHIBIT 10.13

                              EMPLOYMENT AGREEMENT

      THIS AGREEMENT is made as of the 1st day of April 2005, between BRIDGETECH HOLDINGS INTERNATIONAL, INC., a Delaware corporation ("Employer"), and MICHAEL CHERMAK, an individual resident of the State of California ("Employee").

                                  WITNESSETH:

      WHEREAS, Employer and Employee desire to set forth the terms of Employee's employment by Employer;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

      1. EMPLOYMENT. Employer hereby engages and employs Employee and Employee accepts such employment with Employer, all on the terms set forth herein. Employee's principal duties initially shall be to serve as President and Chief Executive Officer of Employer with general responsibilities for all strategic and operarational matters of Employer. During his or her employment hereunder, Employee shall devote his or her best efforts and attention on a full-time basis to the performance of the duties required of Employee and shall discharge his or her duties in accordance with the directions of the Board of Directors of Employer.

      2. CANCELLATION OF EXISTING CONTRACTS. Employer and Employee agree that any existing employment, noncompetition, confidentiality or change-in-control agreements will be cancelled upon the effectiveness of this Agreement.

      3. COMPENSATION.

            3.1 CASH COMPENSATION. As partial compensation for his or her services hereunder, Employee:

                  (a) shall receive an annual base salary of Four Hundred Thousand and No/100 ($400,000.00) Dollars (U.S.), prorated for any partial year of employment and payable in equal installments in accordance with Employer's then-current payroll practices and procedures and subject to all applicable taxes and withholdings;

                  (b) shall receive reimbursement of ordinary and necessary travel and other expenses, subject to Employer's standard policies (including any required approvals), including without limitation (i) a monthly car allowance of One Thousand and No/100 ($1,000.00) Dollars (U.S.), and (ii) reimbursement for all cell phone and Internet access charges;

                  (c) shall be provided medical and dental coverage for Employee and his immediate family by Employer, either through an employee benefit plan or separate


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policy(s), with Employer paying one hundred (100%) percent of all premiums on such coverages,; and

                  (d) shall be eligible to participate in those (i) employee benefit plans, and (ii) incentive compensation and equity-related programs, maintained by Employer, the latter being contingent upon recommendation of the Chairman of the Board of Employer and approval by the Compensation Committee of Employer's Board of Directors; provided, however, that any such incentive compensation plan shall provide that, upon mutual pre-determined performance goals being achieved, Employee shall receive an annual bonus in cash not less than fifty (50%) nor more than one hundred (100%) percent of Employee's then-current annual salary.

            3.2 EQUITY COMPENSATION. As additional compensation for his or her services hereunder, Employee:

                  (a) Shall be granted on an annual basis non-qualified or incentive (as the parties may from time-to-time determine) options to purchase shares of the voting capital stock of Employer, in such amounts and at such exercise prices as may be determined from time-to-time by the Compensation Committee of Employer's Board of Directors, and upon such terms as are set forth in the documentation to evidence such grant; provided, however, that Employer hereby agrees, and such documentation shall provide, that such options shall fully vest upon the sooner to occur of (i) the third anniversary of the date of grant, or (ii) a Change of Control (as that term is defined in Exhibit "B" attached hereto); and

                  (b) Shall be awarded, upon execution of this Agreement, 1,250,000 shares of voting capital stock of Employer, upon such terms as are set forth in the documentation to evidence such grant; provided, however, that Employer hereby agrees, and such documentation shall provide, that the amount of such award shall never fall below an eight (8%) percent threshold, such that additional awards will be made as and when necessary to maintain such minimum equity holdings in Employer.

      4. CONFIDENTIALITY. Employee shall not disclose to third parties or use for his or her own or others' benefit any Proprietary Information of Employer or any of its subsidiaries of which he or she becomes informed during his or her employment, whether or not such information or material is developed by him, except as might be required to be disclosed or used by him in order to perform the duties of his or her employment. As used herein, the term "Proprietary Information" refers to any and all information of a confidential, proprietary or secret nature which is or may be either applicable to or related in any way to
(a) the business, present or future, of Employer or any of its subsidiaries, including without limitation the business of Employer, (b) the research and development or investigations of Employer or any or its subsidiaries, or (c) the business of any customer of Employer or any of its subsidiaries, and shall include, but not be limited to, trade secrets, processes, formulas, data, algorithms, source codes, object codes, documentation, flow-charts, drawings, correspondence, know-how, improvements, inventions, techniques, concepts, technologies, programs, designs, personnel records, marketing plans and strategies, customer lists, pricing and bidding policies and practices, costing information, salaries, proposals to licensors or customers, any data, confidential information or property entrusted to Employer or any of its subsidiaries by any licensors or customers and


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confidential information concerning customers or employees of Employer or any of its subsidiaries. Employee shall remain under this obligation of confidentiality for a period expiring one (1) year after termination of his or her employment hereunder (or indefinitely in the case of trade secrets) unless and until he or she is expressly released from it in a writing signed by Employer or he or she learns with certainty that the information or material in question has become public knowledge.

      5. EMPLOYER'S RIGHTS TO CERTAIN DISCOVERIES, ETC. Employee shall disclose promptly to Employer any and all concepts, inventions, improvements, discoveries, developments, techniques, modifications, procedures, formulas, ideas, trade secrets, innovations, systems, programs, know-how or designs (collectively, the "Discoveries") related to the business or activities of Employer that he or she conceives, develops or reduces to practice during the time that he or she is employed by Employer. Employee agrees that all his or her right, title and interest in such Discoveries shall belong to Employer, in confirmation of which he or she shall execute deeds of assignment of such right, title and interest to Employer, its nominees, successors or assigns, whenever requested, without demanding separate or additional compensation therefor. All of the foregoing shall be the subject of the same confidentiality, nonuse and nondisclosure requirements as are prescribed in Section 4 hereof. Any of the Discoveries related to the business of Employer that Employee may reduce to practice or apply for a copyright or patent on during the first six (6) months after termination of his or her employment hereunder shall be presumed to have been conceived by him during the time of such employment and as such shall belong to Employer, and the burden shall be upon Employee, if he or she contends it was not, to prove it was not by clear and convincing evidence.

      6. ASSISTANCE IN PROTECTING DISCOVERIES, ETC. Employee shall assist Employer and its nominees, successors or assigns (at its or their request) in every proper way during and following the period of his or her employment (entirely at its or their expense) to obtain and maintain for its or their own benefit copyrights or patents in any and all countries for all Discoveries described in Section 5 hereof. Such assistance shall include, but not be limited to, the execution and delivery of all lawful papers and documents of every nature which relate to the securing and maintenance of such copyrights and patent rights, and the performance of all other lawful acts, such as the giving of testimony in any interference proceedings, infringement suits, or other litigation, as may be deemed necessary or advisable by Employer or its nominees, successors or assigns.

      7. DELIVERY OF DOCUMENTATION, ETC. Upon termination of his or her employment, Employee shall promptly deliver to Employer any and all software, documents, drawings, manuals, letters, notes, notebooks, reports, and copies thereof, and all other materials of a secret or confidential nature relating to Employer's business or activities, or relating to Employer's customers, vendors or other business associates, that are in his or her possession or under his or her control.

      8. COVENANTS NOT TO COMPETE WITH OR SOLICIT FROM EMPLOYER. Acknowledging that the covenants contained in this Section 8 are part of the consideration for, and are reasonable in light of the employment and compensation covenants of Employer contained in this Agreement, Employee hereby covenants and agrees with Employer that, during


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his or her employment with Employer and for a period expiring one (1) year after the date of termination of such employment, that:

            (a) During the period of such employment he or she will not directly or indirectly compete with Employer for the business of providing products or services of any type provided by Employer during the term of this Agreement and will not otherwise engage in Prohibited Competition (as such term is defined in Section 8(b)), and after termination of such employment he or she will not directly or indirectly compete with Employer for the business of providing products or services (or derivative products or services) which were offered or provided by Employer within one (1) year prior to the termination of such employment within that geographical area shown on Exhibit "A" attached hereto and incorporated herein (the "Territory") nor otherwise engage in Prohibited Competition. The Territory is hereby acknowledged by both Employer and Employee as comprising the primary territory served by Employer and the territory in which Employer has actively solicited customers as of the date hereof.

            (b) "Prohibited Competition" shall consist of acting as consultant, advisor, independent contractor, officer, manager, employee, principal, agent, trustee of any corporation, partnership, association or agent or agency, or directly or indirectly owning more than one (1%) percent of the outstanding capital stock of any corporation, or being a member or employee of any partnership or any owner or employee of any other business, any of which conducts a business in competition with Employer or any of its subsidiaries for the duration of this noncompetition agreement as set forth herein. "Prohibited Competition" shall also include (in addition to the foregoing):

                  (i) Accepting employment with a customer of Employer or Employer's affiliates with the intent or purpose of transferring business performed by Employer or Employer's affiliates to a department, division of affiliate of the customer;

                  (ii) Requesting or advising any of the customers, suppliers or other business contacts of Employer or Employer's affiliates to withdraw, curtail, cancel or not increase their business with Employer or Employer's affiliates; or

      (iii) Causing or inducing, or attempting to cause or induce, either directly or indirectly, any employees, sales representatives, consultants or other personnel of Employer or Employer's affiliates to terminate their relationships or employment or breach their agreements with Employer or Employer's affiliates, whether for the purpose of accepting employment with Employee or any other person, firm, association or corporation with which Employee is associated, or otherwise, or hiring any employee of Employer or its affiliates within four (4) months of such person having left the employ of Employer or of such affiliate.

      9. INJUNCTIVE RELIEF. Employee recognizes that the breach of any of his or her obligations under Sections 4, 5, 6, 7 or 8 hereof will give rise to irreparable injury to Employer inadequately compensable in damages and that, accordingly, Employer shall be entitled to injunctive relief against the breach or threatened breach of the within undertaking, without the


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requirement of posting a bond, in addition to other remedies at law or in equity which may be available.

      10. TERM. The term of this Agreement shall begin on the effective date of this Agreement and shall terminate on the third anniversary hereof, unless sooner terminated by either party in the manner set forth below; provided, however, that commencing on the first anniversary hereof and on each subsequent anniversary thereof, the term of this Agreement shall automatically be extended for three (3) years from each such date. Either Employer or Employee may terminate Employee's employment at any time by giving thirty (30) days' prior written notice to the other. In addition, Employer shall have the right at any time to terminate Employee's employment immediately for cause. Any action by Employer to terminate Employee's employment shall be deemed "for cause" if:

            (a) Employee is unable to perform the essential functions of his or her job, with or without reasonable accomodation, (i) either as a result of physical or mental illness or other cause continuing for a consecutive period of more than ninety (90) days, or the habitual use of alcohol or drugs; or (ii) repeated and substantial failure to perform his or her duties after written notice of such failure;

            (b) Employee has disclosed any material secret or confidential information of Employer or any subsidiary thereof without the consent of Employer or has violated or disregarded any other material duties, obligations or expected conduct as an employee of Employer;

            (c) Employee has committed any act or omitted to take any action in bad faith and to the detriment of Employer or any affiliate thereof;

            (d) Employee has committed (i) any felony; or (ii) any misdemeanor or other illegal conduct involving dishonesty, fraud or other matters of moral turpitude; or

            (e) Employee has acted against, or failed or omitted to act in, the best interests of Employer or any affiliate thereof, as determined in good faith by the Board of Directors of Employer.

Employee's obligations under Sections 4, 5, 6, 7, 8 and 12 hereof shall survive and continue in effect following any termination of employment.

      11. SEVERANCE. If Employer should terminate Employee's employment for any reason other than for cause pursuant to the preceding Section 10, Employee shall be paid an amount equal to his or her then-current monthly salary multiplied by the number of months remaining under this agreement, which payment shall be considered additional consideration for the noncompetition agreements set out in
Section 8 hereof. Employee shall also be paid all unpaid annual bonuses for the remaining years under this agreement, in cash, at one hundred (100%) of the employee's then-current annual salary.


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      12. LITIGATION ASSISTANCE. Employee shall, for a period of five (5) years after termination of his or her employment hereunder, at no cost to Employer, unless otherwise provided herein, diligently and fully cooperate with Employer, including testifying, answering interrogatories, being deposed, and generally providing information and fully cooperating with the defense or prosecution of any suit or cause of action brought by or defended by Employer based upon any facts relating to any contact or matter which originated during Employee's employment by Employer. Employer agrees to provide reasonable travel expenses pursuant to its current business travel policy for Employee's assistance and cooperation in all such actions or suits, if required. Any requests for time away from Employee's work must be reasonably acceptable to Employee, and Employee shall be compensated on a per diem basis based on Employee's annual salary on the day before termination of this Agreement.

      13. ASSIGNMENT. The rights and benefits of Employee under this Agreement, other than accrued and unpaid amounts due under Section 3 hereof, are personal to him and shall not be assignable. Discharge of Employee's undertakings in Sections 4, 5, 6, 7 and 8 hereof shall remain an obligation of Employee's executors, administrators, or other legal representatives or assigns.

      14. NOTICES. All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by either party to the other party pursuant to this Agreement shall be in writing and shall be hand delivered (including delivery by courier so long as a receipt or confirmation of delivery is obtained), sent by Federal Express or other recognized overnight delivery service, mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by facsimile transmission (followed by delivery of the original of such document), addressed as set forth below. Either party hereto may designate by notice, in the manner herein above provided, a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication which shall be mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger or (with respect to a facsimile transmission) the answer back being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.Any notice or other communications under this Agreement shall be in writing, signed by the party making the same, and shall be delivered personally or sent by certified or registered mail, postage prepaid, addressed as follows:

      If to Employee: Michael Chermak
                      14 Sandpiper Strand
                      Coronado, California  92118

      If to Employer: Bridgetech Holdings International, Inc.
                      Suite 215
                      777 South Highway 101
                      Solana Beach, California  92075

                      Attention: Chief Financial Officer
                      Facsimile: (619) 342-7497


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      15. GOVERNING LAW. This Agreement shall be interpreted and enforced in accordance with the laws of the State of California.

      16. SEVERABILITY. The parties agree that construction of this Agreement shall be in favor of its reasonable nature, legality and enforceability, and that any construction causing unenforceability shall yield to a construction permitting enforceability. It is agreed that the noncompetition, nonsolicitation, nondisclosure and nonhiring covenants and provisions of this Agreement are severable, and that if any single covenant or provision or multiple covenants or provisions should be found unenforceable, the entire Agreement and remaining covenants and provisions shall not fail but shall be construed and enforceable without any severed covenant or provision in accordance with the tenor of this Agreement. The parties specifically agree that no covenant or provision of this Agreement shall be invalidated because of overbreadth insofar as the parties acknowledge the scope of the covenants and provisions contained herein to be reasonable and necessary for the protection of Employer and not unduly restrictive upon Employee. However, should a court or any other trier of fact or law determine not to enforce any covenant or provision of this Agreement as written due to overbreadth, then the parties agree that said covenant or provision shall be enforced to the extent reasonable, with the court or such trier to make any necessary revisions to said covenant or provision to permit its enforceability, whether said revisions be in time, territory, or scope of prohibited activities.

      17. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, covenants, or undertakings, other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. This Agreement may not be changed except by a writing executed by the parties.

      18. HEADINGS. The headings contained herein are for convenience of reference only and are not intended to define, limit, expand or describe the scope or intent of any provision of this Agreement.

      19. COUNTERPARTS. This Agreement may be executed in any number or counterparts, each of which shall be deemed a part of the same original.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement under seal as of the day and year first above written.

EMPLOYER:                                          EMPLOYEE:

BRIDGETECH HOLDINGS
INTERNATIONAL, INC.

By:    /s/ Herbert Wong                            /s/ Michael Chermak
       ---------------------------                 -----------------------------
                                                   MICHAEL CHERMAK

Name:  ___________________________

Title: ___________________________


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                                   EXHIBIT "A"

                              RESTRICTED TERRITORY

                          The United States of America

                                   Exhibit "A"


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                                   EXHIBIT "B"

                                CHANGE OF CONTROL

For the purposes of this Agreement, a "Change of Control" shall mean a change in control of Employer of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of a Current Report on Form 8-K pursuant to Section 13 or 15(d) of the Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, a Change in Control shall also be deemed to have occurred at such time as:

            (a) Any "person" within the meaning of Section 14(d) of the Exchange Act, other than Employer, a subsidiary, or any employee benefit plan(s) sponsored by Employer or any subsidiary thereof, is or has become the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of fifty percent (50%) or more of the combined voting power of the outstanding securities of Employer ordinarily having the right to vote at the election of directors; or

            (b) Individuals who constitute the Board immediately prior to any meeting of stockholders (the "Incumbent Board") have ceased for any reason to constitute at least a majority thereof, provided that any person becoming a director whose election, or nomination for election by Employer's stockholders, was approved by a vote of at least three-quarters (3/4) of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of Employer in which such person is named as a nominee for director without objection to such nomination) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

            (c) Upon approval by Employer's stockholders of a reorganization, merger, share exchange or consolidation, other than one with respect to which those persons who were the beneficial owners, immediately prior to such reorganization, merger, share exchange or consolidation, of outstanding securities of Employer ordinarily having the right to vote in the election of directors own, immediately after such transaction, more than fifty percent (50%) of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors; or

            (d) Upon approval by Employer's stockholders of a complete liquidation and dissolution of Employer or the sale or other disposition of all or substantially all of the assets of Employer other than to a subsidiary thereof.

                                   Exhibit "B"


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